UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): October 6, 2006

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION	86-0786732
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

Motion to Amend the Settlement Agreement

As previously reported, on June 1, 2006, an Administrative Law Judge (ALJ) of the Arizona Corporation Commission (ACC) issued a procedural order adopting a schedule to allow for an expeditious but complete review of matters relating to Tucson Electric Power Company’s (TEP) rate Settlement Agreement (Settlement Agreement) approved by the ACC in 1999.

In accordance with the procedural order, on August 18, 2006, TEP filed testimony and presented two alternative proposals to charging market-based rates for generation service after December 31, 2008.

On September 21, 2006, the ALJ held a procedural conference for the purpose of discussing whether the modified proposals included in TEP’s testimony warranted additional public notice and whether the initial procedural schedule allowed the parties a sufficient amount of time to address TEP’s proposals.

On October 6, 2006, the ALJ issued a procedural order that directs TEP to publish a revised public notice and slightly modifies the schedule to allow the parties additional time to conduct discovery and prepare testimony.

The procedural order established the following revised schedule:

Staff & intervenor testimony	December 22, 2006
TEP rebuttal testimony	January 17, 2007
Staff & intervenor rebuttal testimony	February 2, 2007
TEP rejoinder testimony	February 12, 2007
Hearing before ALJ	February 20, 2007

The order finds that the general approach to resolving the matters related to TEP’s Settlement Agreement outlined in the June 1, 2006 procedural order continues to be the best way to proceed.

TEP cannot predict the outcome of the proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 11, 2006	UNISOURCE ENERGY CORPORATION —————————————————— (Registrant) / s / Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer
Date: October 11, 2006	TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant) / s / Kevin P. Larson
—————————————————— Senior Vice President and Principal Financial Officer